As filed with the Securities and Exchange Commission on May 4, 2021

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BRISTOL-MYERS SQUIBB COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	22-0790350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

430 East 29th Street, 14th Floor, New York, New York 10016
(212) 546-4000
 (Address of Principal Executive Offices, including Zip Code)

BRISTOL-MYERS SQUIBB COMPANY 2021 STOCK AWARD AND INCENTIVE PLAN
 (Full title of the plan)

Sandra Leung, Esq.
Executive Vice President and General Counsel
Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, New York 10016
(212) 546-3309
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee(3)
Common Stock, par value $0.10 per share	15,000,000	$62.14	(2)	$932,100,000	(2)	$101,692.11

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) registers offers and sales of 15,000,000 shares of common stock, par value $0.10 per share (“Common Stock”), of Bristol-Myers Squibb Company (the “Company” or the “Registrant”). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the 2021 Stock Award and Incentive Plan and agreements evidencing awards granted thereunder.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 (“Securities Act”), as amended. The price per share of Common Stock is based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on April 30, 2021.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

PART I

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 10, 2021, including the information specifically incorporated by reference into that Annual Report on Form 10-K from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 25, 2021.

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed, since the end of the fiscal year covered by the annual report referred to in (a) above, including the Registrant’s Current Reports on Form 8-K filed on January 4, 2021, January 11, 2021, February 2, 2021, February 4, 2021 (two Current Reports), February 10, 2021, February 22, 2021, February 23, 2021, March 4, 2021, April 29, 2021, and May 4, 2021, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (filed with the Commission on April 29, 2021).

(c)
The description of the Registrant’s shares of Common Stock, which is contained under the caption “Description of Capital Stock – Bristol-Myers Squibb Common Stock” in the “Description of Bristol-Myers Squibb Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934,” filed as Exhibit 4a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 10, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding information contained in such incorporated documents that is deemed furnished and not filed.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The documents incorporated by reference herein contain or will contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The legality of the shares that may be originally issued by the Company in connection with the 2021 Plan and offered and sold pursuant to this Registration Statement has been passed upon for the Company by Katherine R. Kelly, Esq., Vice President and Corporate Secretary of the Company.  Ms. Kelly is an officer of the Company and owns Common Stock, has been granted equity awards under the 2012 Stock Award and Incentive Plan that remain outstanding and participates in and owns interests under one or more of the Company’s savings and investment programs and employee incentive thrift plan.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have agreed to indemnify each of our directors and officers and, subject to the discretion of the board of directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty to the extent permitted by the DGCL.

Item7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Bristol-Myers Squibb Company (incorporated herein by reference to Exhibit 3a to Bristol Myers-Squibb Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005).

4.1A
Certificate of Correction to the Amended and Restated Certificate of Incorporation, effective as of December 24, 2009 (incorporated herein by reference to Exhibit 3b to Bristol Myers-Squibb Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).

4.1B
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010 (incorporated herein by reference to Exhibit 3a to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on May 10, 2010).

4.1C
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010 (incorporated herein by reference to Exhibit 3b to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on May 10, 2010).

4.1D
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 4, 2021 (incorporated herein by reference to Exhibit 3a to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on May 4, 2021).

4.2	Bylaws of Bristol-Myers Squibb Company, as amended as of May 4, 2021 (incorporated herein by reference to Exhibit 3b to Bristol Myers-Squibb Company’s Current Report on Form 8-K filed on May 4, 2021).
5.1*	Opinion of Katherine R. Kelly, Esq., the Company’s Vice President and Corporate Secretary.
23.1*	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.
23.2*	Consent of Katherine R. Kelly, Esq., the Company’s Vice President and Corporate Secretary (included in Exhibit 5.1).
24.1	Powers of Attorney (included in the signature pages hereof).
99.1	Bristol-Myers Squibb Company 2021 Stock Award and Incentive Plan (incorporated herein by reference to Exhibit B to Bristol Myers-Squibb Company’s Definitive Proxy Statement filed on March 25, 2021).

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 4th day of May, 2021.

BRISTOL-MYERS SQUIBB COMPANY

By:
/s/ Sandra Leung
Sandra Leung
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sandra Leung, Katherine R. Kelly and Lisa A. Atkins as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorney-in-fact or agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Giovanni Caforio, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 4, 2021
Giovanni Caforio, M.D.

/s/ David V. Elkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2021
David V. Elkins

/s/ Karen Santiago	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 4, 2021
Karen Santiago

/s/ Peter J. Arduini	Director	May 4, 2021
Peter J. Arduini

/s/ Michael W. Bonney	Director	May 4, 2021
Michael W. Bonney

/s/ Julia A. Haller, M.D.	Director	May 4, 2021
Julia A. Haller, M.D.

/s/ Paula A. Price	Director	May 4, 2021
Paula A. Price

/s/ Derica W. Rice	Director	May 4, 2021
Derica W. Rice

/s/ Theodore R. Samuels	Director	May 4, 2021
Theodore R. Samuels

/s/ Gerald L. Storch	Director	May 4, 2021
Gerald L. Storch

/s/ Karen H. Vousden, Ph.D.	Director	May 4, 2021
Karen H. Vousden, Ph.D.

/s/ Phyllis R. Yale	Director	May 4, 2021
Phyllis R. Yale